Exhibit 3.1

CERTIFICATE OF INCORPORATION	FILED
APR 25 1990
OF	[ILLEGIBLE]
SECRETARY OF STATE
UNIPAC CORPORATION	4:30 PM

ARTICLE I

The name of the corporation is:

UNIPAC CORPORATION

ARTICLE II

The address of its registered agent in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, 19901, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The aggregate number of shares of stock that the Corporation shall have authority to issue is thirty million (30,000,000) shares of common stock $.005 par value per share.

ARTICLE V

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)           Election of directors need not be by ballot unless the by-laws so provide.

(2)           The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the by-laws of the Corporation.

(3)           Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the summary application of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE VI

The Corporation shall, to the fullest extent permitted by law, including, but not limited to, 145 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be modified, amended and supplemented, and any subsequent provision replacing said 145, indemnify any and all persons whom it shall have power to indemnify from and against any and all expenses, liabilities or other matters, and the indemnifcation provided for herein shall not be deemed exclusive of any other rights to which an indemnified person may be entitled under any provision of the by-laws of the Corporation, any agreement, any vote of stockholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in any capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right to indemnification of a director, officer, employee, or agent of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

The personal liability of the directors of the Corporation to the Corporation and its stockholders is hereby eliminated to the fullest extent permitted by 102 (b) (7) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be modified, amended and supplemented, and any subsequent provision replacing said 102 (b) (7).

ARTICLE VIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by Delaware law, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

The name and address of the incorporator are as follows:

NAME	MAILING ADDRESS
Anthony Brown	JENNER & BLOCK
One IBM Plaza
Chicago, IL 60611

THE UNDERSIGNED, being the sole incorporator of the Corporation hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby take this Certificate, declaring, affirming and certifying under penalty of perjury that this is my act and deed and the facts herein stated are true, and accordingly have hereto set my hand this 25th day of April, 1990.

Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 10/21/1992
752295062 - 2228852

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

UNIPAC CORPORATION

Under Section 242 of the
Delaware General Corporation Law

We, the undersigned, being Chairman and Assistant Secretary of Unipac Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: The name of the Corporation is Unipac Corporation.

SECOND: The amendment to the certificate of incorporation effected by this Certificate is as follows:

(1)     To delete Article 1 of the certificate of incorporation and substitute in lieu thereof the following new Article 1:

“1.   The name of the corporation is: HANSEN NATURAL CORPORATION.”

THIRD: The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 242 and 141(f) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this Certificate this 21st day of October, 1992.

/s/ Rodney C. Sacks
Rodney C. Sacks, Chairman

Attest:

/s/ Benjamin M. Polk
Benjamin M. Polk, Assistant
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:38 PM 06/02/2006
FILED 01:38 PM 06/02/2006
SRV 060536224 - 2228852 FILE	CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HANSEN NATURAL CORPORATION

Under Section 242 of the
Delaware General Corporation Law

We, the undersigned, being Chairman and Assistant Secretary of Hansen Natural Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: The name of the Corporation is Hansen Natural Corporation.

SECOND: The amendment to the certificate of incorporation effected by this Certificate is as follows:

To delete ARTICLE IV of the certificate of incorporation and substitute in lieu thereof the following new ARTICLE IV:

The aggregate number of shares of stock that the Corporation shall have authority to issue is one hundred and twenty million (120,000,000) shares of common stock $0.005 par value per share.

THIRD: The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 and 141(f) of the General Corporation Law of the State of Delaware.

IN WITNESS THEREOF, we have signed this Certificate the 1 day of June, 2006.

/s/ Rodney C. Sacks
Rodney C. Sacks, Chairman

Attest:

/s/ Hilton Schlosberg
Secretary
Hilton Schlosberg

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:35 PM 01/05/2012
FILED 04:27 PM 01/05/2012
CERTIFICATE OF AMENDMENT	SRV 120016477 - 2228852 FILE

OF
CERTIFICATE OF INCORPORATION
OF
HANSEN NATURAL CORPORATION

Under Section 242 of the
Delaware General Corporation Law

We, the undersigned, being Chairman and Secretary of Hansen Natural Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: The name of the Corporation is Hansen Natural Corporation.

SECOND: The amendments to the certificate of incorporation effected by this Certificate are as follows:

(1)                                                         To delete ARTICLE I of the certificate of incorporation and substitute in lieu thereof the following new ARTICLE I:

“The name of the corporation is: MONSTER BEVERAGE CORPORATION.”

(2)                                                         To delete ARTICLE IV of the certificate of incorporation and substitute in lieu thereof the following new ARTICLE IV:

“The aggregate number of shares of stock that the Corporation shall have authority to issue is two hundred and forty million (240,000,000) shares of common stock $0.005 par value per share.”

THIRD: The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 and 141(f) of the General Corporation Law of the State of Delaware.

[Remainder of page left blank intentionally]

IN WITNESS THEREOF, we have signed this Certificate this 5th day of January, 2012.

/s/ Rodney C. Sacks
Rodney C. Sacks, Chairman

Attest:

/s/ Hilton Schlosberg
Hilton H. Schlosberg, Secretary